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                                                                   EXHIBIT 10.14


                       ASSIGNMENT AND ASSUMPTION AGREEMENT



         This Assignment and Assumption Agreement is made as of this 5th day of February, 1997, by and between CONSUMERS PACKAGING INC., a corporation organized under the federal laws of Canada ("Consumers"), and ANCHOR GLASS ACQUISITION CORPORATION, a corporation organized under the laws of the State of Delaware ("New Anchor").

                                   BACKGROUND

                  A. Anchor Glass Container Corporation, a Delaware corporation ("Old Anchor"), Consumers and Owens-Brockway Glass Container Inc., a Delaware corporation ("O-I"), are the parties to an Asset Purchase Agreement dated as of December 18, 1996 (the "Asset Purchase Agreement") pursuant to which, among other things, Old Anchor has agreed to sell to Consumers certain assets of Old Anchor specified in, or in accordance with the terms of, the Asset Purchase Agreement.

                  B. Consumers and Old Anchor are the parties to a Waiver Agreement pursuant to which Old Anchor and Consumers agreed that in consideration of the payment to Old Anchor of (i) Five Hundred Ninety Five Thousand Dollars ($595,000) cash, (b) 3,320 shares of Series A 10% Cumulative Convertible Preferred Stock of New Anchor, and (c) 898 shares of Class A Common Stock of New Anchor, Old Anchor has agreed to release Consumers from its obligation to assume the leases for the following facilities: (a) the Portland Warehouse located in Vernon, California, (b) the West-Flo Warehouse located in Tampa, Florida, (c) the St. Louis sales office located in Manchester, Missouri,
(d) the Napa sales office located in Pleasonton, California, and (f) the La Palma sales office located in La Palma, California (the "Waiver Agreement"); and

                  C. Consumers and Old Anchor are the parties to an Amendment to Asset Purchase Agreement pursuant to which Old Anchor's plant facilities located at Corsicana, Texas, Huntington Park, California and San Leandro California were excluded from the assets to be purchased by Consumers pursuant to the Asset Purchase Agreement and the Purchase Price and the Estimated Purchase Price under the Asset Purchase Agreement were reduced by $5,700,000.

                  D. Consumers and New Anchor desire to enter into this Agreement to provide for (i) the assignment by Consumers to New Anchor of all of Consumer's rights under the Asset Purchase Agreement, the Waiver Agreement and the Amendment to Asset Purchase Agreement (collectively, the "Amended Asset Purchase Agreement"), and (ii) the assumption by New Anchor of all of
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Consumers' liabilities and obligations under the Amended Asset Purchase
Agreement, all as hereinafter provided.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


         1. Assignment to and Assumption by New Anchor. Consumers hereby assigns to New Anchor all of Consumers' rights under the Amended Asset Purchase Agreement. New Anchor hereby accepts such assignment, assumes all of Consumers' liabilities and obligations under the Amended Asset Purchase Agreement and, agrees to perform all of Consumers' duties under the Amended Asset Purchase Agreement. The foregoing assignment and assumption shall not relieve Consumers of its liabilities and obligations under the Amended Asset Purchase Agreement.

         2. Indemnification. Because nothing in this Assignment and Assumption Agreement shall be construed so as to release Consumers from its liabilities and obligations under the Amended Asset Purchase Agreement, New Anchor shall indemnify and hold Consumers harmless from any damages or other costs sustained by Consumers as a result of a failure by New Anchor to satisfy and perform the duties of Consumers under the Amended Asset Purchase Agreement.

         3. Miscellaneous.

                  (a) This Assignment and Assumption Agreement may not be changed, modified or discharged, in whole or in part, except in a writing signed by the parties hereto.



                  [Remainder of Page Left Intentionally Blank]


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                  (b) This Assignment and Assumption Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.


                                                   CONSUMERS PACKAGING INC.



                                                   By:/s/ John J. Ghaznavi
                                                      --------------------------
                                                   Name:John J. Ghaznavi
                                                        ------------------------
                                                   Title:Chief Executive Officer
                                                         -----------------------


                                                   ANCHOR GLASS ACQUISITION
                                                   CORPORATION



                                                   By:/s/ John J. Ghaznavi
                                                      --------------------------
                                                   Name:John J. Ghaznavi
                                                        ------------------------
                                                   Title:Chairman and Chief
                                                         -----------------------
                                                         Executive Officer
                                                         -----------------


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                                                                       EXHIBIT A


                       Form of Addendum to Vitro Agreement

                                    ADDENDUM


         Anchor Glass Acquisition Corporation, a Delaware corporation ("New Anchor"), is executing this Addendum in accordance with Section 25 of the Agreement dated as of December 18, 1996 between VITRO, SOCIEDAD ANONIMA, a corporation organized under the laws of Mexico, CONSUMERS PACKAGING INC., a corporation organized under the federal laws of Canada, and CONSUMERS PACKAGING INC. on behalf of New Anchor (the "Vitro Agreement").

         New Anchor hereby confirms that it is a party to the Vitro Agreement and that it is in agreement with the terms thereof and has caused this Agreement
to be duly executed by one of its officers as of the      day of February, 1997.

                                            Anchor Glass Acquisition Corporation



                                            By:
                                               ---------------------------------